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                                                                     EXHIBIT 8.1



                        [LETTERHEAD OF LATHAM & WATKINS]



                                September 7, 1999

Excel Legacy Corporation
16955 Via Del Campo, Suite 100
San Diego, California 92127

        Re: Excel Legacy Corporation

Ladies and Gentlemen:

        We have acted as special tax counsel to Excel Legacy Corporation, a Delaware corporation (the "Company"), in connection with the registration of (i) 9.0% Convertible Subordinated Debentures due 2004 of the Company (the "Debentures"), (ii) 10.0% Senior Notes due 2004 of the Company (the "Notes"), and (iii) Common Stock, par value $0.01 per share, of the Company issuable upon conversion of the Debentures (the "Common Stock"), pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on June 9, 1999 (File No. 333-80339) (as amended, and together with the information incorporated by reference or deemed included therein, the "Registration Statement"). In accordance with the terms of the Stockholders Agreement (as defined in the Registration Statement), the Company agreed to offer (the "Exchange Offer") to all holders of Common Stock ("Enterprises Common Stock") of Price Enterprises, Inc., a Maryland corporation ("PEI"), $8.50 per share for all outstanding shares of PEI Common Stock, comprised of $4.25 in cash, $2.75 in principal amount of the Debentures, and $1.50 in principal amount of the Notes.

        You have requested our opinion concerning certain of the material United States federal income tax consequences in connection with the Exchange Offer.

        In formulating our opinion, we examined such documents as we deemed appropriate, including (i) the Registration Statement, (ii) the Stockholders Agreement, (iii) the Company's charter and bylaws, and (iv) such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of the Company. This opinion is based on various statements of fact and assumptions, including the statements of fact and representations set forth in the Registration Statement. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, statements and representations set forth in the documents and filings referred to herein.

        As special tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For purposes of this opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents.


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LATHAM & WATKINS
Excel Legacy Corporation
September 7, 1999
Page 2

        In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. We express no opinion as to (i) whether PEI was organized in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) whether PEI's method of operation has enabled PEI to meet the requirements for qualification and taxation as a real estate investment trust under the Code, or
(iii) the effect of the Exchange Offer on PEI's status as a real estate investment trust.

        Based on such facts, assumptions and representations and subject to the limitations and the discussion set forth herein and in the Registration Statement, it is our opinion that:

        (1) Upon a United States Holder's (as defined in the "United States Federal Income Tax Consequences" portion of the Registration Statement) exchange of Enterprises Common Stock for cash, Debentures and Notes, such holder will recognize gain or loss equal to the difference between (a) the amount of cash and the issue price of the Debentures and Notes received, and (b) such holder's adjusted basis in the Enterprises Common Stock exchanged therefor. Assuming the Enterprises Common Stock constitutes a capital asset in the hands of such holder, such gain or loss will be capital gain or loss;

        (2) Stated interest on the Debentures will generally be includible in a United States Holder's gross income and taxable as ordinary interest income at the time it is paid or accrued, in accordance with such holder's regular method of accounting for federal income tax purposes;

        (3) If the stated principal amount of a Debenture exceeds the issue price of the Debenture by more than a statutorily determined de minimis amount, a United States Holder will be required to include the amount of such excess as ordinary interest income over the term of the Debenture under a constant yield method;

        (4) Except as provided below under subparagraph (8), each United States Holder generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of Debentures measured by the difference, if any, between (a) the amount of cash and the fair market value of any property received - except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary interest income, and (b) such holder's adjusted tax basis in the Debentures;


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LATHAM & WATKINS
Excel Legacy Corporation
September 7, 1999
Page 3

        (5) Stated interest on the Notes will generally be includible in a United States Holder's gross income and taxable as ordinary interest income at the time it is paid or accrued, in accordance with such holder's regular method of accounting for federal income tax purposes;

        (6) If the stated principal amount of a Note exceeds the issue price of the Note by more than a statutorily determined de minimis amount, a United States Holder will be required to include the amount of such excess as ordinary interest income over the term of the Note under a constant yield method;

        (7) Except as provided below under subparagraph (8), each United States Holder generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of Notes measured by the difference, if any, between (a) the amount of cash and the fair market value of any property received - except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary interest income, and (b) such holder's adjusted tax basis in the Notes;

        (8) A United States Holder generally will not recognize any income, gain or loss upon conversion of a Debenture or a Note into Common Stock except to the extent the Common Stock is considered attributable to accrued interest not previously included in income (which is taxable as ordinary interest income) or with respect to cash received in lieu of a fractional share of Common Stock;

        (9) The adjusted basis of shares of Common Stock received on conversion will generally equal the adjusted basis of the Debentures or Notes (as the case may be) converted, reduced by the portion of adjusted basis allocated to any fractional share of Common Stock exchanged for cash, and the holding period of the Common Stock received on conversion will generally include the period during which the converted Debentures or Notes (as the case may be) were held. However, a United States Holder's tax basis in shares of Common Stock considered attributable to accrued interest as described in subparagraph (8) above generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin as of the date of conversion;

       (10) The amount of any cash distribution received by a United States Holder with respect to Common Stock will be treated as a dividend, taxable as ordinary income to such holder, to the extent of the Company's current or accumulated earnings and profits as determined under United States federal income tax principles. To the extent that the amount of such distribution exceeds the Company's current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the United States Holder's tax basis in the Common Stock. Any remaining amount after the United States Holder's basis has been reduced to zero will be taxable as capital gain; and


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LATHAM & WATKINS
Excel Legacy Corporation
September 7, 1999
Page 4

       (11) Any sale or other disposition of the Common Stock by a United States Holder will normally be a taxable event. Upon such a taxable sale or other disposition, such holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received by such holder for the Common Stock and the holder's adjusted tax basis in those shares.

        No opinion is expressed as to any matter not discussed herein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts, information, statements and representations from those set forth in the statements of fact and representations set forth in the Registration Statement may affect the conclusions stated herein.

        Except as provided below, this opinion is rendered to you and is for your use in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the preceding two sentences, this opinion may be relied upon by the United States Holders who acquire the Debentures and the Notes pursuant to the Exchange Offer. This opinion speaks only as of the date hereof and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   /S/ LATHAM & WATKINS